EXHIBIT 10.1

AGREEMENT & PLAN OF MERGER BETWEEN FLOOIDCX CORPORATION AND QUANTUM ENERGY, INC. March 29, 2023

 AGREEMENT & PLAN OF MERGER

This agreement entered into on and as of March 29, 2023 by and between FlooidCX Corp., a Nevada corporation ("Flooid"), and Quantum Energy, Inc., a Nevada company ("Quantum"). Flooid and Quantum are referred to herein singularly as a “Party” and collectively as the "Parties."

RECITALS

This Agreement contemplates a tax‑free merger of Quantum with and into Flooid in a reorganization pursuant to Code Section 368(a)(1)(A). Quantum Stockholders will receive capital stock in Flooid in exchange for their capital stock in Quantum. The Parties expect that the Merger will further certain of their business objectives.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties further agree as follows.

1. Definitions.

"Affiliate" has the meaning set forth in Rule 12b2 of the regulations promulgated under the Securities Exchange Act.

"Certificate of Merger" has the meaning set forth in Section 2(c) below.

"Closing" has the meaning set forth in Section 2(b) below.

"Closing Date" has the meaning set forth in Section 2(b) below.

"Confidential Information" means any information concerning the businesses and affairs of Quantum and its Subsidiaries that is not already generally available to the public.

"Conversion Ratio" has the meaning set forth in Section 2(d)(v) below.

"Quantum" has the meaning set forth in the preface above.

"Flooid Share" means any share of the Common Stock, $.001 par value per share, of Flooid

“Quantum Stockholder" means any Person who or which holds any Quantum Shares.

"Definitive Quantum Proxy Materials" means the definitive proxy materials relating to the Special Quantum Meeting.

"Disclosure Schedule" has the meaning set forth in Section 3 below.

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"Dissenting Share" means any Quantum Share which any stockholder who or which has exercised his or its appraisal rights under the Nevada Revised Statutes holds of record.

"Effective Time" has the meaning set forth in Section 2(d)(i) below.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

“Hart‑-Scott‑-Rodino Act" means the Hart-‑Scott‑-Rodino (HSR) Antitrust Improvements Act of 1976, as amended.

"IRS" means the Internal Revenue Service.

"Knowledge" means actual knowledge after reasonable investigation.

"Merger" has the meaning set forth in Section 2(a) below.

"Most Recent Fiscal Quarter End" has the meaning set forth in Section 3(f) below.

"NRS" means Nevada Revised Statutes.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, governmental entity or other legal business entity.

"Requisite Quantum Stockholder Approval" means the affirmative vote of the holders of a majority of Quantum Shares in favor of this Agreement and the Merger.

"Requisite Flooid Stockholder Approval" means the affirmative vote of the holders of a majority of Flooid Shares in favor of this Agreement and the Merger.

"Flooid" has the meaning set forth in the preface above.

"Flooid ‑owned Share" means any Quantum Share that Flooid owns beneficially.

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"Flooid Share" means any share of the Common Stock, $.001 par value per share, of Flooid. All Flooid Shares issued to Quantum Stockholders pursuant to this Agreement and the transactions contemplated hereunder.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, material men's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Special Flooid Meeting" has the meaning set forth in Section 5(c)(ii) below.

"Special Quantum Meeting" has the meaning set forth in Section 5(c)(ii) below.

"Subsidiary" means any corporation with respect to which a specified Person owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Surviving Corporation" has the meaning set forth in Section 2(a) below.

2. Basic Transaction.

(a) The Merger. On and subject to the terms and conditions of this Agreement, Quantum will merge with and into Flooid at the Effective Time. Flooid shall be the corporation surviving the Merger.

(b) The Closing. The closing of the transactions contemplated by this Agreement shall take place on the attainment of all regulatory approvals, unless the parties shall agree otherwise.

(c) Actions at the Closing. At the Closing, (i) Quantum will deliver to Flooid the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) Flooid will deliver to Quantum the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) Flooid and Quantum will file with the Secretary of State of the State of Nevada a Certificate of Merger in the form attached hereto as Exhibit A, and (iv) Flooid will deliver to Quantum the certificates evidencing Flooid Shares issued in the Merger.

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(d) Effect of Merger.

(i) General. The Merger shall become effective at the time Flooid and Quantum file the Certificate of Merger with the Secretary of State of the State of Nevada. The Merger shall have the effect set forth in the NRS. The Surviving Corporation may, at any time after the Effective Time, take any action in the name and on behalf of either Flooid or Quantum in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii) Certificate of Incorporation and Trading Symbol. The Certificate of Incorporation of Flooid in effect at and as of the Effective Time will be amended to, among other things, change the name of the Surviving Corporation to Quantum Energy, Inc. and management shall apply to FINRA to change the trading symbol of the surviving corporation from FLCX to QREE.

(iii) Bylaws. The Bylaws of Flooid in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

(iv) Directors and Officers.

As part of the Closing and in accordance with the terms of the Agreement, the officers and directors of the Surviving Corporation shall be as follows:

William Hinz will serve as Chairman of the Board of Directors, and Director.

Dennis M. Danzik will serve as Executive Chairman, Director and President.

Craig Kitchen will serve as Chief Operating Officer and shall remain as a Director.

William Westbrook will serve as Chief Financial Officer and will remain as a Director.

Douglas Bean will serve as Executive Vice President of Finance and Director.

Anthony Ker shall serve as a Director.

Dustin Hamby will serve as Executive Vice President – Operations

(v) Conversion of Quantum Shares. As of the Effective Time the holders of the Quantum capital stock shall be entitled to the following based on the type of capitol stock held by each shareholder as described below:

A. Common stock: the holders of Quantum common stock shall be entitled to receive one (1) shares of Flooid common stock for each six (6) shares of Quantum common stock they hold.

B. Series A Preferred Stock: the holders of Series A Quantum preferred stock shall be entitled to receive one share of Flooid Series A Preferred Stock for each share of Quantum Series A Preferred Stock they own..

C. Series D Preferred Stock: the holders of Series D Quantum preferred stock shall be entitled to receive one share of Flooid Series E Preferred Stock for each share of Quantum Series D Preferred Stock they own..

D.

(v) Conversion of Quantum Shares. At and as of the Effective Time, Six (6) Quantum Shares shall be converted into the right to receive one share of Flooid stock.

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(vi) Flooid Shares. Each Flooid Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

(e) Closing of Transfer Records. After the close of business on the Closing Date, transfers of Quantum Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

3. Representations and Warranties of Quantum. Quantum represents and warrants to Flooid and its shareholders that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in the applicable section in which the reference is made.

(a) Organization, Qualification, and Corporate Power. Each of Quantum and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Quantum and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Quantum and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b) Capitalization. The entire authorized capital stock of Quantum consists of 495,000,000 Quantum Shares, of which 151,482,632 Quantum Shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding Quantum Shares have been duly authorized and are validly issued, fully paid, and non assessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Quantum to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Quantum.

(c) Authorization of Transaction. Quantum has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Quantum cannot consummate the Merger unless and until it receives the Requisite Quantum Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of Quantum, enforceable in accordance with its terms and conditions.

(d) Non Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Quantum and its Subsidiaries is subject or any provision of the charter or bylaws of any of Quantum and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of Quantum and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the provisions of the Hart‑Scott‑Rodino Act, the NRS, the Securities Exchange Act, the Securities Act, and the state securities laws, either Quantum nor its Subsidiaries need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

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(e) Filings with securities regulators. Quantum has made all filings with applicable securities regulators that it has been required to make under applicable law. None of such securities filings, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Quantum has delivered to Flooid a correct and complete copy of each such securities filing.

(f) Financial Statements. Quantum has prepared quarterly financial reports for the fiscal quarters ended November 30, 2022 (the "Most Recent Fiscal Quarter End"), May 31, 2022, and August 31, 2022. The financial statements included in or incorporated by reference into these reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of Quantum and its Subsidiaries as of the indicated dates and the results of operations of Quantum and its Subsidiaries for the indicated periods are correct and complete in all respects, and are consistent with the books and records of Quantum and its Subsidiaries; provided, however, that the interim statements are subject to normal year‑end adjustments.

(g) Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Quantum and its Subsidiaries taken as a whole.

(h) Undisclosed Liabilities. None of Quantum and its Subsidiaries has any liability, including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business.

(i) Brokers' Fees. None of Quantum and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(j) Continuity of Business Enterprise. Quantum operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. Section 1.368‑1(d).

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4. Representations and Warranties of Flooid. Flooid represents and warrants to Quantum that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

(a) Organization. Flooid is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b) Capitalization. The entire authorized capital stock of Flooid consists of 300,000,000 Flooid Shares, of which 2,020,871 Flooid Shares are issued and outstanding. All of Flooid Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and non assessable.

(c) Authorization of Transaction. Flooid has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Flooid, enforceable in accordance with its terms and conditions.

(d) Non Contravention. To the Knowledge of any director or officer of Flooid, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Flooid is subject or any provision of the charter or bylaws of Quantum or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Flooid is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any director or officer of Flooid, and other than in connection with the provisions of the Hart‑-Scott-‑Rodino Act, the NRS, the Securities Exchange Act, the Securities Act, and the state securities laws, Flooid does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(e) Brokers' Fees. Flooid does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of Quantum and its Subsidiaries could become liable or obligated.

(f) Continuity of Business Enterprise. It is the present intention of Flooid to continue at least one significant historic business line of Quantum, or to use at least a significant portion of Quantum's historic business assets in a business, in each case within the meaning of Reg. Section 1.368‑1(d).

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5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

(a) General. Each of the Parties will use its reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

(b) Notices and Consents. Quantum will give any notices to third parties, and will use its best efforts to obtain any third party consents, that Flooid may request in connection with the matters referred to in Section 3(d) above.

(c) Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and Section 4(d) above. Without limiting the generality of the foregoing:

(i) Quantum Shareholder Meeting. Quantum will call a special meeting of its stockholders as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the NRS and all other corporation and other laws of any jurisdiction applicable to Quantum. If required, Quantum will call a special meeting of its stockholders as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the NRS.

(ii) Flooid Shareholder Meeting. To the extend required, Flooid will call a special meeting of its stockholders as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the NRS and all other corporation and other laws of any jurisdiction applicable to Flooid. If required, Flooid will call a special meeting of its stockholders as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the NRS.

(iii) Hart-‑Scott‑-Rodino Act. Each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart‑-Scott-‑Rodino Act, will use its reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable;

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(iv) Ordinary Cause of Business. Quantum will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

(1) none of Quantum and its Subsidiaries will authorize or effect any change in its charter or bylaws;

(2) none of Quantum and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

(3) none of Quantum and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock , or redeem, repurchase, or otherwise acquire any of its capital stock;

(4) none of Quantum and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

(5) none of Quantum and its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

(6) none of Quantum and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

(7) none of Quantum and its Subsidiaries will make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

(8) none of Quantum and its Subsidiaries will commit to any of the foregoing.

(d) Full Access. Quantum will permit representatives of Flooid to have full access to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to each of Quantum and its Subsidiaries. Flooid will treat and hold as such any Confidential Information it receives from any of Quantum and its Subsidiaries in the course of the reviews contemplated by this Section 5(g), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to Quantum all tangible embodiments thereof which are in its possession.

(e) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties contained in this Agreement. No disclosure by any Party pursuant to this Section, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

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(f) Exclusivity. Quantum will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of Quantum and its Subsidiaries; provided, however, that Quantum, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. Quantum shall notify Flooid immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

(g) Continuity of Business Enterprise. Flooid will continue at least one significant historic business line of Quantum, or use at least a significant portion of Quantum's historic business assets in a business, in each case within the meaning of Reg. Section 1.368‑1(d),except that Flooid may transfer Quantum's historic business assets (i) to a corporation that is a member of Flooid's "qualified group," within the meaning of Reg. Section 1.368-1(d)(4)(ii), or (ii) to a partnership if (A) one or more members of Flooid's "qualified group" have active and substantial management functions as a partner with respect to Quantum's historic business or (B) members of Flooid's "qualified group" in the aggregate own an interest in the partnership representing a significant interest in Quantum's historic business, in each case within the meaning of Reg. Section 1.368-1(d)(4)(iii).

6. Conditions to Obligation to Close.

(a) Conditions to Obligation of Flooid. The obligation of Flooid to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have received the Requisite Board of Directors and Quantum Stockholder Approval and the number of Dissenting Shares shall not exceed twenty percent (20%) of the number of outstanding Quantum Shares;

(ii) Quantum and its Subsidiaries shall have procured all of the third party consents specified in Section 5(b) above;

(iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(iv) Quantum shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of Quantum, or (D) affect adversely the right of any of the former Subsidiaries of Quantum to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

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(vi) each record holder of outstanding Quantum Shares shall have surrendered to Flooid the certificates which represent the holder’s Quantum Shares;

(vii) Quantum shall have delivered to Flooid a certificate to the effect that each of the conditions specified above in Section 6(a)(i)‑(vi) above, is satisfied in all respects;

(viii) this Agreement and the Merger shall if required by law have received the Requisite Approval of the Flooid Board of Directors and shareholders;

(ix) all applicable waiting periods under the Hart‑Scott‑Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(d) and Section 4(d) above; and

(x) all actions to be taken by Quantum in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Flooid.

Flooid may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

(b) Conditions to Obligation of Quantum. The obligation of Quantum to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have received the Requisite Flooid Board of Directors and Stockholder approval;

(ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(iii) Flooid shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of Quantum, or (D) affect adversely the right of any of the former Subsidiaries of Quantum to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

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(v) Flooid shall have delivered to Quantum certificate to the effect that each of the conditions specified above in Section 6(b)(i)‑(vi) is satisfied in all respects;

(vi) this Agreement and the Merger shall have received the Requisite Quantum Stockholder Approval;

(vii) all applicable waiting periods under the Hart‑Scott‑Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(d) and Section 4(d) above; and

(viii) all actions to be taken by Flooid in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Quantum.

Quantum may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7. Termination.

(a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors as provided below:

(i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

(ii) Flooid may terminate this Agreement by giving written notice to Quantum at any time prior to the Effective Time (A) in the event Quantum has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Flooid has notified Quantum of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 1, 2023, by reason of the failure of any condition precedent under Section 6(a) hereof;

(iii) Quantum may terminate this Agreement by giving written notice to Flooid at any time prior to the Effective Time (A) in the event Flooid has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Quantum has notified Flooid of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 1, 2023, by reason of the failure of any condition precedent under Section 6(b) hereof;

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(iv) any Party may terminate this Agreement by giving written notice to the other Party at any time after the Special Flooid Meeting or the Special Quantum Meeting in the event this Agreement and the Merger fail to receive the Requisite Flooid Stockholder Approval or the Requisite Quantum Stockholder Approval respectively.

(b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party; provided, however, that the confidentiality provisions contained in this Agreement above shall survive any such termination.

8. Miscellaneous.

(a) Survival. The representations, warranties, and covenants of the Parties will survive the Effective Time for a period of one year thereafter.

(b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly‑traded securities.

(c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section 2 above concerning issuance of Flooid Shares and are intended for the benefit of Quantum Stockholders and (ii) the provisions in Section 5(j) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

(d) Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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(g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Quantum

3825 Rockbottom

North Las Vegas, NV 89030

If to Flooid

14747 N. Northsight Blvd. Suite 111-218

Scottsdale, AZ 85260

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Arizona.

(j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the NRS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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(l) Expenses. Each of the Parties will bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

(n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

FLOOIDCX CORPORATION

By:	/s/ Dennis M Danzik, CEO
Authorized Officer

QUANTUM ENERGY, INC.

By:	/s/ William Westbrook, CFO
Authorized Officer

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